Exhibit 32.1

Written Statement

Pursuant To

18 U.S.C. Section 1350

The undersigned, Steven G. Murdock, the Chief Executive Officer of Meade Instruments Corp. (the “Company”), pursuant to 18 U.S.C. § 1350, hereby certifies that:

(i) the Form 10-Q for the quarterly period ended November 30, 2011 of the Company (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 13, 2012

By:	/S/ STEVEN G. MURDOCK
Chief Executive Officer